UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 18, 2012

ENCISION INC.
(Exact name of registrant as specified in its charter)

Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 18, 2012, Encision Inc. appointed Patrick W. Pace, M.D. to the Company’s board of directors, effective immediately. Dr. Pace, age 40, is the owner of PICO LLC, a healthcare consulting firm. Dr. Pace’s background includes over 10 years of financial experience in the healthcare sector. From 2009 to 2011, he was a Managing Director at Citadel Securities, where he was part of the inaugural team that helped launch the firm's investment banking and credit sales and trading efforts. In this capacity, he provided credit analysis for the healthcare sector. From 2006 to 2009, he was a Vice President at AIG Investments, where he focused on healthcare investments in the high yield bond market. From 2001 to 2006, Dr. Pace held various positions at UBS, including serving as Senior Analyst in equity research covering the medical device sector from 2003 to 2006. Dr. Pace also serves on the board of directors for Nanospectra Biosciences, Inc., a privately-held medical device company. Dr. Pace holds an M.D. from the University of Texas Medical School – Houston and a B.A. (Honors in Psychology) from Vanderbilt University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.

Date: April 24, 2012	/s/ Marcia K. McHaffie
Marcia K. McHaffie
Controller
Principal Accounting Officer

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